EXHIBIT 10.21(b)

AMENDMENT NO. 1

TO THE

MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) dated as of the 1st day of February, 2018 (the “Effective Date”) to the Management Agreement dated as of January 1, 2017, by and among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), EMERGING CTA PORTFOLIO L.P., a New York limited partnership (the “Partnership”) and AE CAPITAL PTY LIMITED a Victoria, Australia limited proprietary company (the “Advisor” or “AE Capital”) (as so amended, the “Management Agreement”) .

W I T N E S S E T H:

WHEREAS, the Partnership, CMF and the Advisor wish to amend the Management Agreement to allow for trading by the Partnership through CMF AE Capital Master Fund, LLC; and

WHEREAS, pursuant to Section 11 of the Management Agreement, the Management Agreement may be amended by written consent of the parties.

NOW, THEREFORE, the parties agree as follows:

   1.   Interpretation

Capitalized and other defined terms used in this Amendment and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Agreement. In the event of any inconsistency between this Amendment and the Agreement, the terms of this Amendment shall prevail.

   2.   Amendments

The first WHEREAS clause shall be deleted in its entirety and replaced with the following:

WHEREAS, CMF is the general partner of the Partnership, a limited partnership organized for the purpose of speculative trading of commodity interests, including futures contracts, options, forward contracts, swaps and other derivative instruments with the objective of achieving capital appreciation, such trading to be conducted directly or through investment in CMF AE Capital Master Fund LLC, a Delaware limited liability company (the “Master Fund”) of which CMF is the general partner and the Advisor is the advisor; and

The second sentence of Section 1(b) of the Management Agreement shall be deleted in its entirety and replaced by the following:

All trades made by the Advisor for the account of the Partnership, whether directly or indirectly through the Master Fund, shall be made through such commodity broker or brokers as CMF shall direct, and the Advisor shall have no authority or responsibility for selecting or supervising any such broker in connection with the execution, clearance or confirmation of transactions for the Partnership or for the negotiation of brokerage rates charged therefor.

   3.   Full Force and Effect

Except as otherwise provided in this Amendment, the Management Agreement remains unchanged and in full force and effect.

   4.   Counterparts; Valid Agreement

This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original amendment agreement, and all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered either in hard copy originals or in scanned copies which, in either case, shall constitute a valid amendment agreement.

   5.   Governing Law

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the Effective Date.

CERES MANAGED FUTURES LLC

By	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

EMERGING CTA PORTFOLIO L.P.

By:	Ceres Managed Futures LLC
(General Partner)

By	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

AE CAPITAL PTY LIMITED

By	/s/ Lyle Pakula
Lyle Pakula
Director